UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2001

IMPSAT Fiber Networks, Inc.
IMPSAT S.A.
 (Exact name of registrant as specified in its charter)

Delaware
Argentina
(State or other jurisdiction of incorporation)

333-12977 (Commission File Number)	52-1910372 Not Applicable (IRS Employer Identification Number)

Alférez Pareja 256 (1107)
Buenos Aires, Argentina
(Address of Principal Executive Offices)

(5411) 5170-0000
(Telephone Number, Including Area Code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5. Other Events.

Effective as of November 24, 2001, IMPSAT Fiber Networks, Inc. (“IMPSAT”) entered into agreements with Nortel Networks Limited and Lucent Technologies Inc. (the “Lenders”) pursuant to which the Lenders have agreed to refrain from enforcing and waived their respective rights to receive principal and interest payments owed to them by IMPSAT under existing vendor financing agreements until January 11, 2002. As of November 24, 2001, an aggregate of approximately $35.4 million of principal and interest were due and payable by IMPSAT to the Lenders under such vendor financing agreements.

IMPSAT is continuing to negotiate with representatives of the holders of its 12.125% Senior Guaranteed Notes due 2003, 13.375% Senior Notes due 2005 and 12.375% Senior Notes due 2008, and the creditors under its vendor financing agreements, including the Lenders, regarding the restructuring of those obligations.

Item 7. Financial Statements and Exhibits.

No exhibits are filed as a part of this report:

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

IMPSAT FIBER NETWORKS, INC.

By /s/ Guillermo Jofré Guillermo Jofré Chief Financial Officer

IMPSAT S.A.

By /s/ Jose Torres Jose Torres Director and Chief Accounting Officer

Date: November 28, 2001